The undersigned, as a Section 16 reporting person of
Aruba Networks, Inc. (the "Company"), hereby constitutes
and appoints Damien Eastwood  and Carmen Elliott,and each
of them, the undersigned's true and lawful attorney-in-fact
to: 1. complete and execute Forms 4 and 5
and other forms and all amendments thereto
as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to
Section 16 of the Securities Exchange Act of 1934
(as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as consequence of the undersigned's ownership,
acquisition or disposition of securities of the Company;
and 2. do all acts necessary in order to file
such forms with the Securities and Exchange Commission,
any securities exchange or national association,
the Company and such other person or agency
as the attorney-in-fact shall deem appropriate.
The undersigned hereby ratifies and confirms all
that said attorneys-in-fact and agents shall do
or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act of 1934
(as amended).  This Power of Attorney shall remain
in full force and effect until the undersigned is
no longer required to file Forms 4 and 5 with respect
to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
8th day of October, 2012.
/s/ Willem Roelandts
Willem Roelandts